SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2017, Airborne Wireless Network, a Nevada corporation (the “Company”), issued and sold a 12% Convertible Promissory Note (the “JSJ Note”) to JSJ Investments Inc. (“JSJ”). The aggregate principal amount of the JSJ Note is $200,000, for which the Company received $197,000 net of a deduction of $3,000 to reimburse JSJ for its legal expenses incurred in connection with the preparation and negotiation of the JSJ Note and related documents.

The JSJ Note has a maturity date of November 29, 2018 and bears interest at a rate of 12% per annum. The JSJ Note contains customary events of default and provides that the Company will be in default if the Company ceases to be current in its filings with the Securities and Exchange Commission, ceases operations or undergoes a change of control transaction. Upon an event of default, in addition to customary remedies, the Company will be required to pay JSJ an amount equal to the product of the then-outstanding principal amount of the note plus any accrued interest, divided by the conversion price, multiplied by the highest price at which the Company’s common stock traded at any time between the issuance of the JSJ Note and the event of default. Additionally, while in default, the interest rate will rise to 18% per annum.

JSJ also has the right at any time after the date that is 180 days after the issue date of the JSJ Note to convert all or any portion of the outstanding and unpaid principal amount under the JSJ Note and any accrued and unpaid interest into shares of common stock of the Company. The conversion price is the amount equal to 70% of the lowest price at which the Company’s common stock traded during the 20 days prior to the conversion date. However, if JSJ has been advised by its legal counsel that it must hold the Note or the shares into which it is convertible for a period of nine or more months from the date of issuance of the Note, and JSJ has, in fact, held for such nine-month period, then the conversion price shall be reduced to 60% of the lowest price at which the Company’s common stock traded during the 20 days prior to the conversion date. The number of shares of common stock issuable is determined by dividing the amount to be converted by the conversion price. The conversion price is also subject to adjustment upon the occurrence of certain events.

The JSJ Note provides that the Company will be required to pay liquidated damages of $2,000 per day if it fails to deliver to JSJ shares upon conversion of JSJ Note within three business days of its delivery of a conversion notice. If the Company fails to deliver shares upon conversion due to there being an insufficient number of shares of authorized common stock available for issuance, then the discount to the market price included in the conversion price will increase by 5%.

The Company may prepay the JSJ Note during the first 180 days that the JSJ Note is outstanding, but only by: (i) paying 115% of the outstanding principal balance in addition to accrued interest, if the Company exercises this right during the first 90 days that the JSJ Note is outstanding, (ii) paying 120% of the outstanding principal balance in addition to accrued interest, if the Company exercises this right during the period beginning on the 91st day following the issue date of the JSJ Note and ending on the date that is 120 days following the issue date of the JSJ Note or (iii) paying 125% of the outstanding principal balance in addition to accrued interest, if the Company exercises this right during the period beginning on the 121st day following the issue date of the JSJ Note and ending on the date that is 180 days following the issue date of the JSJ Note . After the 180th day that the JSJ Note has been outstanding, the Company may prepay the JSJ Note balance only upon the written consent of the holder, and only by paying 130% of the outstanding principal balance in addition to accrued interest.

There is no material relationship between the Company or its affiliates and JSJ other than in respect of the JSJ Note. The JSJ Note was offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). JSJ also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D. This description of the JSJ Note does not purport to be complete and is qualified in its entirety by reference to the terms of the JSJ Note, which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	12% Convertible Promissory Note due November 29, 2018, issued by Airborne Wireless Network to JSJ Investments Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: December 5, 2017	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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